SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ampio Pharmaceuticals, Inc. (the “Ampio”) files this Amendment No. 1 on Form 8-K/A to provide additional information concerning the acquisition of DMI BioSciences, Inc. and preliminary information concerning the Zertane clinical trial. Reference is made to the Current Report on Form 8-K filed March 25, 2010, the content of which is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The acquisition of DMI BioSciences, Inc. resulted in Ampio obtaining ownership of Zertane, a product candidate designed to treat premature ejaculation (PE). Through the acquisition, Ampio obtained ownership or exclusive rights to 32 issued patents and 32 related patent applications covering Zertane in key countries around the world. Zertane was the subject of a phase 3 multicenter clinical trial in Europe during 2009 and early 2010 on 604 patients. While the efficacy of Zertane for PE is currently being evaluated by Ampio, preliminary evidence provided results Ampio believes are promising. No serious adverse events and an acceptable safety profile were demonstrated in the trial. Ampio expects to complete its analysis of the clinical trial data in approximately 30 to 45 days, at which time complete details of the trial will be announced.

About PE

Premature ejaculation is considered the most observed male sexual dysfunction with an estimated prevalence of 23%, having a major impact on the quality of life for many men and their partners. Studies investigating PE have shown that it is associated with poorer satisfaction with sexual intercourse, higher levels of ejaculation-related personal distress, and interpersonal difficulty in both males and their partners, compared to males without PE and their partners.

Forward-Looking Statements

This Amendment No. 1 to the Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the acquisition of BioSciences, Zertane or related matters. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” anticipate,” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Amendment No. 1 to the Current Report on Form 8-K are forward-looking statements. Inclusion of such forward-looking statements herein should not be regarded as a representation by us that the statements will prove to be correct. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011 and any subsequent filings made by the Company with the SEC.

Item 8.01 Other Events

This Amendment No. 1 on Form 8-K/A is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other security.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

March 25, 2011	By:	/s/ Donald B. Wingerter
Name: Donald B. Wingerter
Title: Chief Executive Officer